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                                                                   EXHIBIT 10.20

     AGREEMENT REGARDING THE TRANSFER OF PERSONNEL, FINANCES AND ASSETS NOT
               DIRECTLY RELATED TO MOBILE COMMUNICATIONS SERVICES

         This Agreement Regarding the Transfer of Personnel, Finances and Assets Not Directly Related to Mobile Communications Services (the "Agreement") is executed by the following three parties on August 30, 2000 in Shanghai:

1. CHINA MOBILE COMMUNICATIONS CORPORATION, a wholly state-owned limited liability company duly established and existing under the laws of the People's Republic of China ("PRC"), with its legal address at 53 A, Xibianmen Nei Da Jie, Xuanwu District, Beijing, PRC (the "China Mobile Group");

2. SHANGHAI MOBILE COMMUNICATION COMPANY LIMITED, a limited liability company duly established and existing under the laws of PRC, with its legal address at 668, Beijing Dong Lu, Shanghai, PRC (the "Shanghai Mobile"); and

3. SHANGHAI MOBILE COMMUNICATION SERVICE COMPANY, a wholly state-owned enterprise duly established and existing under the laws of PRC, with its legal address at 1122, Yan'an Dong Lu, Shanghai, PRC (the "Service Company"). The Service Company is going through name changing procedures to change its name into "Shanghai Communication Service Company".

WHEREAS:

1. Pursuant to the "Notice of Guidance Opinions on Establishing China Mobile Group" (Xin Bu Zheng [1999] No. 360) issued by the Ministry of Information Industry, the communication businesses and related assets, as well as certain other long-term investments and assets in Shanghai shall be transferred to and managed by China Mobile Group;

2. Pursuant to the principles and plans regarding the transfer of personnel, finances and assets as stipulated in the "Notice of Guidance Opinions on Establishing China Mobile Group" (Xin Bu Zheng [1999] No.
         360) and the "Circular of Certain Key Issues to be Clarified in the Separation of Mobile Communication Businesses" (Xin Bu Zheng [1999] No.
         457) issued by the Ministry of Information Industry, the related personnel, finances and assets and (including but not limited to the "Properties", the "Non-Mobile Assets" , the "Related Personnel", the "Non-Mobile Long-term Investments" and the "Non-Mobile Liabilities" under this Agreement, each as defined in Article 1.1 hereof) will be owned, assumed and employed, as the case may be, by China Mobile Group's Shanghai subsidiary;

3. China Mobile Group, Shanghai Mobile and the Service Company jointly agree that the "Properties", the "Non-Mobile Assets", the "Related Personnel", the




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         "Non-Mobile Long-term Investments" and the "Non-Mobile Liabilities" to be received by China Mobile Group's Shanghai subsidiary pursuant to the principles and plans regarding the transfer of personnel, finances and assets as stipulated by the above-mentioned documents will be directly transferred to, and shall be owned by, the Service Company. The "Properties" shall be owned by the Service Company, and part of the Properties shall be leased by the Service Company to Shanghai Mobile.

         In order to clarify the ownership of the "Properties", the "Non-Mobile Assets", the "Related Personnel", the "Non-Mobile Long-term Investments" and the "Non-Mobile Liabilities", the three Parties have reached the following agreement:

                           ARTICLE ONE     DEFINITIONS

1.1 Unless the context indicates otherwise, the following terms shall have the meanings as defined below:

         "PROPERTIES" shall mean all the properties listed in Appendix I of the Agreement - "List of Properties".

         "NON-MOBILE ASSETS AND LIABILITIES" shall mean assets and liabilities to be owned or assumed by China Mobile Group's Shanghai subsidiary pursuant to documents regarding the transfer hereunder but not included in the Asset Appraisal Report, with the Base Date being June 30, 2000, prepared by Zhongzi Asset Appraisal Company Limited.

         "RELATED PERSONNEL" shall mean the employees to be employed by the Service Company other than the 2380 employees employed by Shanghai Mobile.

         "NON-MOBILE LONG-TERM INVESTMENTS" shall mean long-term investments to be owned or assumed by China Mobile Group's Shanghai subsidiary pursuant to documents regarding the transfer hereunder but not included in the Asset Appraisal Report, with the Base Date of June 30, 2000, prepared by Zhongzi Asset Appraisal Company Limited.

         "EFFECTIVE DATE" shall mean the date on which the Agreement is executed.

1.2 Unless the Agreement specifies otherwise, all the articles and appendices referred to herein shall mean the articles and appendices of the Agreement. All appendices constitute an integral part of the Agreement.

           ARTICLE TWO     TRANSFER OF PERSONNEL, FINANCES AND ASSETS

2.1 China Mobile Group, Shanghai Mobile and the Service Company jointly acknowledge that all the "Properties", the "Non-Mobile Assets", the "Related Personnel", the "Non-Mobile Long-term Investments" and the "Non-Mobile Liabilities" under this Agreement shall be transferred as of the Effective Date




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         by China Mobile Group to, and owned, assumed or employed, as the case may be, by the Service Company.

2.2 The Service Company will beneficially own the "Properties", the "Non-Mobile Assets"", the "Related Personnel", the "Non-Mobile Long-term Investments"" and the "Non-Mobile Liabilities" as of the Effective Date.

2.3 The Service Company shall complete the registration formalities in respect of the title to the Properties and pay the related fees. The Service Company hereby acknowledges that Shanghai Mobile will not bear or pay any fees or costs in respect of such registration formalities or any other matters in connection with the Properties to be transferred to the Service Company hereunder.

         ARTICLE THREE     REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

3.1 Each Party hereto warrants that it has all requisite authority, power and ability to execute and perform the Agreement. Once the Agreement is executed, it will constitute legal, valid and binding obligations to each of China Mobile Group, Shanghai Mobile and the Service Company.
3.2 Each of China Mobile Group and the Service Company hereby represents and warrants to Shanghai Mobile that, as of the Effective Date, Shanghai Mobile will undertake no obligations, liabilities or expenses arising from or in connection with the "Properties", the "Non-Mobile Assets", the "Related Personnel", the "Non-Mobile Long-term Investments" and/or the "Non-Mobile Liabilities" under the Agreement.
                     ARTICLE FOUR     SETTLEMENT OF DISPUTES

4.1 Any dispute arising from or in connection with the interpretation or performance of this Agreement shall be settled by the Parties through friendly negotiations among the representatives appointed by the Parties for this purpose. In the case that no resolution is reached through consultations within 90 days after the occurrence of any dispute, either Party may bring an action to a competent people's court for its judgment.

                             ARTICLE FIVE     NOTICE

5.1 Any notice to be given under the Agreement shall be made in writing and sent by mail, telex, telegraph and facsimile to each Party's address set out in the front page of the Agreement or to any other address as a Party may designate in writing from time to time.

5.2 Any notice shall be deemed to have been received at the time as follows:

         if delivered in person, at the time of delivery;




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         if delivered by mail, on the date of the receipt;

         if delivered by telex, at the time of taking back the receipt;

         if transmitted by facsimile, upon delivery.

                          ARTICLE SIX     GOVERNING LAW

6.1 The Agreement shall be governed by and interpreted in accordance with the laws of the PRC.

                           ARTICLE SEVEN     LANGUAGE

7.1      The Agreement is executed in Chinese.

                        ARTICLE EIGHT     EFFECTIVE DATE

8.1 The Agreement shall come into effect upon the date when it is executed by the authorized representatives of the Parties.

PARTY A: CHINA MOBILE COMMUNICATIONS CORPORATION

By:       s/Xue Taohai
   Authorized representative

PARTY B: SHANGHAI MOBILE COMMUNICATION COMPANY LIMITED

By:      s/Chen Suxian
   Authorized representative

PARTY C: SHANGHAI MOBILE COMMUNICATION SERVICE COMPANY (SHANGHAI
         COMMUNICATION SERVICE COMPANY)

By:       s/Cai Guibao
   Authorized representative




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APPENDIX I

                               LIST OF PROPERTIES

         Properties shall mean, in addition to the properties included in the Asset Appraisal Report Regarding the Assets of Shanghai Mobile Communication Company Limited, issued by Zhongzi Asset Appraisal Company Limited and with the base date being June 30, 2000, those properties to be owned or occupied by China Mobile Group's Shanghai subsidiary pursuant to documents regarding the transfer hereunder.